                                                                Exhibit 99-B(iv)

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Life and Casualty Company)

                                  Schedule VI

                                  Reinsurance

                                                                      Percentage
                                   Ceded to    Assumed                of Amount
                          Direct     Other     from Other     Net     Assumed to
                          Amount   Companies   Companies    Amount       Net
                          ------   ---------   ----------   ------    ----------
                                         (millions)
     1994
     ----

Life insurance in force  $32,184.2  $  977.4    $2,677.9   $33,884.7     7.9%
                        =============================================

Premiums:
  Life Insurance         $    25.8  $    6.0    $   32.8   $    52.6    62.4
  Accident and Health
   Insurance                  10.8       9.3           -         1.5       -
  Annuities                   69.9         -         0.2        70.1     0.3
                        ---------------------------------------------
  Total earned premiums  $   106.5  $   15.3    $   33.0   $   124.2    26.6
                        =============================================

     1993
     ----

Life insurance in force  $30,602.3  $1,210.2    $3,099.0   $32,491.1     9.5

Premiums:
  Life Insurance         $    20.9  $    5.6    $   33.3   $    48.6    68.5
  Accident and Health
   Insurance                  14.4      12.9           -         1.5       -
  Annuities                   31.3         -         0.7        32.0     2.2
                        ---------------------------------------------
  Total earned premiums  $    66.6  $   18.5    $   34.0   $    82.1    41.4
                        =============================================

     1992
     ----

Life insurance in force  $30,218.0  $1,154.1    $3,610.6   $32,674.5    11.1

Premiums:
  Life Insurance         $    20.8  $    5.2    $   36.8   $    52.4    70.2
  Accident and Health
   Insurance                  15.1      13.7           -         1.4       -
  Annuities                   18.4         -         0.3        18.7     1.6
                        ---------------------------------------------
  Total earned premiums  $    54.3  $   18.9    $   37.1   $    72.5    51.2
                        =============================================